Exhibit 99.2

September 2005 Company Fact Sheet HORNBECK OFFSHORE SERVICES, INC. NYSE: HOS Leading the New Generation	.
WWW.HORNBECKOFFSHORE.COM

Company Profile:

•	Industry Leading Returns. Hornbeck’s younger, more advanced fleet of new generation offshore supply vessels (OSVs) allow for premium pricing at lower operating costs. As a result, Hornbeck’s OSV segment has consistently delivered industry leading margins and returns on capital.

•	OSV Fundamentals Expected to Remain Strong. Robust OSV market conditions, characterized by limited availability of OSVs to support the expansive offshore drilling activity, are expected to persist through at least 2006, allowing for further increases in dayrates. Current average fleet OSV dayrates of approximately $13,000 is a company high, with utilization at 97%. Comparatively, new generation OSV spot dayrates currently range from $13,000 to $20,000+.

•	OSV Contracting Strategy to Optimize Market Strength. Hornbeck has kept its OSV fleet contracted short to benefit from further anticipated dayrate expansion. Approximately 40% of second half 2005 and 70% of 2006 OSV vessel days are still exposed to the spot market.

•	Raising the Bar in OSV Industry. Hornbeck recently launched an OSV growth initiative to convert two molten sulfur tankers into 370 foot multi-purpose supply vessels (MPSVs). These MPSVs would be the world’s largest OSVs, and would give HOS about 17% domestic market share by deadweight tons. With expected delivery in early 2007, the total project cost is estimated to be $55-$65mm, and is expected to be $0.25-$0.35 accretive to full-year EPS.

•	No Vessel Impact from Katrina. Hornbeck experienced no damage to any of its vessels as a result of Hurricane Katrina, including those under construction or conversion. The storm had no impact on Hornbeck’s vessel charters, and its OSV fleet is operating at pre-storm levels of 100% utilization.

•	Stable Cash Flow Base. The Tug & Tank Barge segment provides a stable base of cash flow, a competitive advantage particularly during soft OSV cycles. After delivery of five new tank barges by year-end 2005, this segment is expected to cover 100% of all company-wide fixed charges.

•	Improving Balance Sheet & Liquidity. The recent refinancing of Hornbeck’s $175mm, 10.625% senior unsecured notes due 2008 (11% yield) with $225mm, 6.125%, senior unsecured notes due 2014 (issued at par), along with projected cash flow and revolving credit facility, provides adequate liquidity to fund HOS’s remaining barge newbuild program and OSV growth initiative.

•	Earnings Growth Visibility. Between 1998 and 2004, Hornbeck has achieved compound annual growth in EBITDA4) of 71%. Moreover, with its current funded initiatives, Hornbeck believes EBITDA4) can continue to grow at a compound average rate of at least 30% per annum over the next two years based on current market conditions.

Price (September 1, 2005)	$36.15

Stock Data
Fiscal Year-End:	December
Symbol / Exchange:	HOS /NYSE
52-Week Range:	$11.95-$36.15
Diluted Common Shares O/S:	21.3 mm
Market Capitalization:	$770 mm
Total Enterprise Value 1):	$999 mm
Average Daily Volume (L3M):	213,176
Insider Ownership 2):	6.2%
Closely-Held Ownership 3):	27.5%
13F Institutional Ownership:	50.4%

Financial Data (Data as of 6/30/05, unaudited)
Total Cash:	$12 mm
Total Debt:	$241 mm
Total Stockholders’ Equity:	$197 mm
Net Debt / Net Book Capitalization:	53.7%

Results & Guidance	2004A	2005E	2006E
EBITDA ($mm) 4):	$59.5	$85-$90	$100-$110
EPS 5):	$0.62	$1.34-$1.49	$1.60-$1.89
Trading Multiples 6)
TEV / EBITDA 4):	16.8x	11.4x	9.5x
P / E 5):	58.3x	25.5x	20.7x

Segment Data
EBITDA Mix	2004A	2005E 6)	2006E 6)
OSV:	67%	75%	67%
Tug & Tank Barge:	33%	25%	33%
Current Fleet in Service 7)
No. of New Generation OSVs:			25
No. of Tugs / Tank Barges:			15 / 15
Barges under Construction/ OSVs under Conversion:			3 / 2

Stock Price (Mar 2004 IPO - Present)

1)	Total Enterprise Value (TEV) is defined as Market Capitalization plus Total Debt less Total Cash.
2)	Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.
3)	Represents beneficial ownership of SCF IV, LP and the William Herbert Hunt Trust Estate as disclosed in the latest SEC filings.
4)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation.
5)	EPS results for 2004 and EPS guidance for 2005E exclude a $0.75 and $0.05 per diluted share GAAP charge, respectively, for early retirement of debt. Adjusted EPS (non-GAAP) are used in P/E ratios.
6)	Based on mid-point of reported Company guidance.
7)	Excludes one fast supply vessel and includes two recently announced tugs with expected late 2005 in-service dates.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.

Fact Sheet	September 2005

COMPANY OVERVIEW

Hornbeck Offshore Services, Inc. (Hornbeck), a diversified marine service company headquartered in Covington, Louisiana, is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico (GoM) and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck currently owns and operates a fleet of over 50 U.S.-flagged vessels serving the energy industry.

OFFSHORE SUPPLY VESSELS (UPSTREAM)

Increasing Market Presence. Since its inception in 1997, Hornbeck has completed three separate newbuild programs utilizing proprietary designs developed by its in-house team of naval architects and engineers to build 17 new generation OSVs. Combined with the purchase of six new generation vessels in mid-2003 and its first two foreign-flagged new generation OSVs in early 2005, Hornbeck has assembled one of the youngest, and second largest modern, OSV fleets in the GoM.

All OSVs are Not Created Equal. The OSV market is bifurcated between aging, conventional 180’ boats originally designed and constructed to service the shallow coastal shelf waters and a “new generation” of 200’+ vessels that service the larger and increasingly complex demands of the frontier deepwater, ultra-deepwater and deep-shelf projects. Over the last six years, utilization rates for new generation OSVs have averaged 93% versus conventional 180’ vessels that have averaged less than 50%. Reflecting the bifurcated market’s different supply and demand fundamentals, average dayrates for new generation OSVs are typically at least double those of their 180’ forerunners.

Increasing Long-Term Demand. Deepwater activity has become a cornerstone of domestic GoM oil production, rising from less than 4% in 1990 to over 64% in 2004, per MMS. A global trend, deepwater spending worldwide over the next 5 years is projected by industry sources to rise 83% over the prior 5–year spending level, mainly reflecting that only 22% of the 341 deepwater fields discovered to-date have been developed.

“Super-Sizing” the OSV Segment. Hornbeck recently launched an OSV growth initiative to convert two molten sulfur carriers into 370 foot MPSVs. These next generation vessels would be the world’s largest, with wide-ranging “Swiss Army Knife” capabilities beyond those of a typical OSV. As one 370’ has the equivalent liquid mud capacity of three 265’ class OSVs or eight 200’ class OSVs, HOS’ deepwater customers will benefit from significant economies of scale. With expected delivery in early 2007, the total project cost is estimated to be $55-$65mm, and is expected to contribute $0.25-$0.35 of incremental full-year EPS.

MISSION STATEMENT

Hornbeck’s mission is to be recognized as the energy industry’s marine transportation and service company of choice for its customers, employees and investors through innovative, high quality, value-added business solutions delivered with enthusiasm, integrity and professionalism and with the utmost regard for the safety of individuals and the protection of the environment.

TUGS & TANK BARGES (DOWNSTREAM)

Complementing its OSV business, Hornbeck also owns and operates a fleet of 15 ocean-going tugs, 15 ocean-going tank barges to transport petroleum products, primarily within the northeastern U.S. and Puerto Rico. The Tug & Tank Barge segment not only takes advantage of Hornbeck’s considerable marine expertise, it provides geographic and revenue-source diversification while providing an additional value-added service to its core customers.

Improving Supply / Demand Fundamentals. Due to the Oil Pollution Act of 1990 (OPA’90) and its mandated vessel retirement schedule, an estimated 33% of the current U.S. single-hulled tank barge supply was recently removed from service, with an additional 17% to be removed by 2010. Conversely, tanker demand, as measured by consumer demand for petroleum products, is projected to increase by 2.5% annually through 2025. While industry newbuild and retrofit programs are underway, Hornbeck believes that operational barriers to entry, limited access to capital by privately held competitors and high steel prices will likely keep this lost capacity from being fully replaced.

While average dayrates for Hornbeck’s tank barges have steadily risen from about $8,500 in 1999 to over $12,600 for the second quarter 2005, there are reasons to believe long-term dayrates could continue to move higher still, as upward pressure is exerted from declining supply, stable demand and the premium necessary to attract new capital to build incremental double-hulled capacity.

Growth Initiative. Five new double-hulled tank barges (four of which are already committed to customers) are scheduled to be delivered throughout 2005. The first, the Energy 13501, was placed into service in March, followed by the Energy 11103 in July. By year-end 2005, Hornbeck’s fleet capacity (net of three OPA’90 retirements) is expected to grow 28% to 1.48 MMbbls, with 46% of its fleet comprised of higher-margin double-hulled vessels, up from 7% at year-end 2004.

Stable Cash Flow. The Tug & Tank Barge segment provides significant financial support, particularly during soft OSV cycles. When the five new tank barges are in service for a full year, annualized downstream EBITDA is expected to potentially double, generating sufficient annual cash flow that should cover 100% of all company-wide fixed charges, including interest expense and drydocking expenditures.

Page 2	©2005 Hornbeck Offshore Services, Inc. All Rights Reserved

Fact Sheet	September 2005

AN INDUSTRY LEADING POSITION…

Premium OSV Fleet Dayrates 1)	Higher OSV Fleet Utilization 1)

Average Dayrate Premium = $4,465, or 76% above peers Effective Dayrate Premium = $5,579, or 149% above peers	Hornbeck Average Utilization = 93% Peer Average Utilization = 64%

…GENERATING SIGNIFICANT GROWTH & INDUSTRY LEADING MARGINS

Historical & Projected Growth in Total EBITDA ($MM) 2)	Operating Margin 3)

MANAGEMENT EXECUTION TRANSLATES TO STRONG STOCK PERFORMANCE

History of EBITDA2) Guidance	Relative Stock Price Performance (IPO-Present) 4)

1)	Source: Selected company filings from domestic OSV public peer group which includes TDW, CKH, SBLK and TRMA.
2)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation and assumptions for forward projections.
3)	Operating margin is defined as GAAP operating income divided by period revenues. OSV Peer group includes GMRK, SBLK, CKH, TDW and TRMA. Tug & Tank Barge (TTB) Peer group includes KSP and TUG.
4)	OSV Peer Group Relative Stock Price Performance average includes TDW, GMRK CKH, and SBLK. SBLK was excluded following its acquisition by CKH in June 2005.

©2005 Hornbeck Offshore Services, Inc. All Rights Reserved.	Page 3

Hornbeck Offshore Services

Fact Sheet

Company Headquarters

103 Northpark Boulevard, Suite 300 Covington, LA 70433

NYSE: HOS

(985) 727-2000

ir@hornbeckoffshore.com

www.HornbeckOffshore.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Hornbeck’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about Hornbeck’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Hornbeck and its industry, as described in its Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004, copies of which are available free of charge over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at www.hornbeckoffshore.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of September 1, 2005 and the Company undertakes no obligation to update this Fact Sheet.

Regulation G EBITDA Reconciliation

This Fact Sheet contains references to the non-GAAP financial measure of earnings (net income) before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. We view EBITDA primarily as a liquidity measure and, as such, we believe that the GAAP financial measure most directly comparable to it is cash flows provided by operating activities. Reconciliations of EBITDA to cash flows provided by operating activities are provided in the table below. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on
Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Reconciliation of EBITDA to Cash Flows Provided by Operating Activities ($mm)

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.